AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1996



                                                      REGISTRATION NO. 333-07219

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ACCREDITED HOME LENDERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                              -------------------


            CALIFORNIA              15030 AVENUE OF SCIENCE, SUITE 100              33-0426859
     (State of Incorporation)          SAN DIEGO, CALIFORNIA 92128       (I.R.S. Employer Identification
                                     (Address of principal executive                   No.)
                                                 offices)

                              -------------------


                                JAMES A. KONRATH
                                   PRESIDENT
                         ACCREDITED HOME LENDERS, INC.
                       15030 AVENUE OF SCIENCE, SUITE 100
                          SAN DIEGO, CALIFORNIA 92128
                                 (619) 676-2100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------


                                   COPIES TO:

      DAVID E. HERTZEL, ESQ.                  RAY M. MCKEWON                   CHRIS DIANGELO, ESQ.
         GENERAL COUNSEL                 EXECUTIVE VICE PRESIDENT                DEWEY BALLANTINE
  ACCREDITED HOME LENDERS, INC.       ACCREDITED HOME LENDERS, INC.             1301 SIXTH AVENUE
15030 AVENUE OF SCIENCE, SUITE 100  15030 AVENUE OF SCIENCE, SUITE 100       NEW YORK, NEW YORK 10019
   SAN DIEGO, CALIFORNIA 92128         SAN DIEGO, CALIFORNIA 92128

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE


                                        AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES              TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
         BEING REGISTERED             REGISTERED       PER UNIT(1)    OFFERING PRICE(1)     FEE(2)(3)
Mortgage Loan Asset-Backed
Securities........................    $500,000,000         (1)           $500,000,000      $172,413.50


(1) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(3) Previously paid.
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                             CROSS REFERENCE SHEET
                                  TO FORM S-3

             ITEM AND CAPTION IN FORM S-3               CAPTION OR LOCATION IN PROSPECTUS
      -------------------------------------------  -------------------------------------------
  1.  Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus...  Forepart of Registration Statement; Outside
                                                     Front Cover Page**
  2.  Inside Front and Outside Back Cover Page of
      Prospectus.................................  Inside Front and Outside Back Cover Page**
  3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges...............  Summary of Prospectus**; Risk Factors**;
  4.  Use of Proceeds............................  Use of Proceeds
  5.  Determination of Offering Price............  *
  6.  Dilution...................................  *
  7.  Selling Security-Holders...................  *
  8.  Plan of Distribution.......................  Plan of Distribution**
  9.  Description of Securities to be
      Registered.................................  Outside Front Cover Page**;
                                                     Summary of Prospectus**;
                                                     Description of the Securities**;
                                                     Federal Income Tax Considerations**
 10.  Interests of Named Experts and Counsel.....  **
 11.  Material Changes...........................  *
 12.  Incorporation by Reference.................  Incorporation of Certain Documents by
                                                     Reference
 13.  Disclosure of Commission Position on
        Indemnification for Securities Act
      Liabilities................................  See Page II-4

- ------------

* Not applicable or answer is negative.

** To be completed from time to time by Prospectus Supplement.

PROSPECTUS
                         ACCREDITED HOME LENDERS, INC.
                               ASSET-BACKED NOTES
                           ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

   Accredited Home Lenders, Inc. (the "Sponsor"), may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").


   The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Sponsor or an affiliate (references to the "Sponsor" herein shall be deemed to include such an affiliate unless the context otherwise requires). The Notes of a Series will represent indebtedness secured by the related Trust Fund. A Series may consist of both Certificates and of Notes, in which case the Certificates will represent the equity ownership of the assets of the related Trust Fund, which assets are subject to the senior lien of the related Notes. In no event will the Certificates and Notes issued in a single Series and with respect to a single Trust Fund exceed the value of the property in such Trust Fund. See "Description of the Securities" herein.


   Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.


   If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein under "Description of the Securities" and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the assets comprising the Trust Fund may be divided into one or more groups, and each Class of the related Series will evidence beneficial ownership of the corresponding group, as applicable.



   The Trust Fund for a Series of Securities will include (a) assets originated by the Sponsor or acquired by the Sponsor from affiliated or unaffiliated institutions (each, a "Seller") composed of (i) mortgage loans (the "Mortgage Loans"), including mortgage loans secured by senior liens or junior liens on the related mortgaged properties and closed-end and/or revolving home equity loans or certain balances thereof, secured by mortgages primarily on one- to four-family residential or small mixed-use properties (the "Mortgaged Properties") and/or (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages primarily on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"), (b) all Mortgaged Properties and/or Home Improvements (collectively, "Properties") acquired in respect of Mortgage Loans and/or Home Improvement Contracts, respectively (collectively, the "Loans"), and all monies due under the Loans net, to the extent described in the related Prospectus Supplement, of certain amounts payable to the Servicer, and
(c) certain funds, Credit Enhancement (as defined herein) and other assets as described herein under "The Trust Funds", all as specifically set forth in the related Prospectus Supplement.



   The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein under "Description of the Securities--Weighted Average Life of Securities" and in the related Prospectus Supplement. Under certain circumstances a Series of Securities may be subject to termination or redemption under the circumstances described herein under "Description of the Securities--Special Redemption" and "--Optional Redemption, Purchase or Termination" to the extent described in the related Prospectus Supplement.


  SEE "RISK FACTORS", COMMENCING ON PAGE   HEREOF, FOR A DISCUSSION OF CERTAIN
            RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE SPONSOR, ANY SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE SPONSOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED POOLING AND SERVICING AGREEMENT. SEE "RISK FACTORS" COMMENCING ON PAGE HEREOF FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

   The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters set forth in the related Prospectus Supplement subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              -------------------

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the related Loans, any Seller and any Subservicer; (iii) the terms of any Credit Enhancement with respect to such Series; (iv) the terms of any insurance related to the related Loans; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates; (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS


    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Pooling and Servicing Agreement to be forwarded to the related Holders. If the Securities of a Series are to be issued in book-entry form, such reports will be provided to the Holder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities--Book-Entry Registration." Such reports will not be examined and reported on by an independent public account. See "The Pooling and Servicing Agreement-- Reports to Holders". In addition, the related Trust Fund will file certain other periodic and annual reports with the Securities and Exchange Commission, as required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such reports will be examined and reported on by an independent public accountant to the extent required by the Exchange Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust Fund offered hereby shall be deemed to be incorporated by reference into the Prospectus when delivered with respect to such Trust Fund. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to Accredited Home Lenders, Inc., 15030 Avenue of Science, Suite 100, San Diego, California 92128 (telephone number (619) 451-7044).

                             SUMMARY OF PROSPECTUS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS".

THE SPONSOR AND SERVICER............  Accredited Home Lenders, Inc., a California
                                      corporation (the "Sponsor" or the "Servicer"). See
                                      "The Sponsor and Servicer".

SECURITIES..........................  Asset-Backed Certificates ("Certificates")
                                      representing beneficial ownership interests in the
                                      related Trust Fund and Asset-Backed Notes ("Notes")
                                      representing debt secured by the assets of the
                                      related Trust Fund, issuable in Series.

                                      Types of Securities

                                      Each Series of Securities will consist of one or more
                                      Classes, one or more of which may be Classes of
                                      Compound Interest Securities, Planned Amortization
                                      Class ("PAC") Securities, Variable Interest
                                      Securities, Zero Coupon Securities, Principal Only
                                      Securities, Interest Only Securities, Participating
                                      Securities, Senior Securities or Subordinate
                                      Securities. Each Class may differ in, among other
                                      things, the amounts allocated to and the priority of
                                      principal and interest payments, Final Scheduled
                                      Distribution Dates, Distribution Dates and interest
                                      rates. The Securities of each Class will be issued in
                                      fully registered form in the denominations specified
                                      in the related Prospectus Supplement. If so specified
                                      in the related Prospectus Supplement, the Securities
                                      or certain Classes of such Securities offered thereby
                                      may be available in book-entry form only. See
                                      "Description of the Securities--Book-Entry
                                      Registration".

                                      Securities Will Be Recourse to the Assets of the
                                      Related Trust Fund Only.

                                      The sole source of payment for any Series of
                                      Securities will be the assets of the related Trust
                                      Fund. The Securities will not be obligations, either
                                      recourse or nonrecourse (except for certain
                                      nonrecourse debt described under "Federal Income Tax
                                      Considerations"), of the Sponsor or any Person other
                                      than the related Trust Fund. In the case of
                                      Securities that represent beneficial ownership
                                      interest in the related Trust Fund, such Securities
                                      will represent the ownership of such Trust Fund; with
                                      respect to Securities that represent debt issued with
                                      respect to the related Trust Fund, such Securities
                                      will be secured by the related Trust Fund.
                                      Notwithstanding the foregoing, and as to be described
                                      in the related Prospectus Supplement, certain types
                                      of Credit

                                      Enhancement, such as a financial guaranty insurance
                                      policy or a letter of credit, may constitute a full
                                      recourse obligation of the issuer of such Credit
                                      Enhancement.

THE TRUST FUNDS.....................  The Trust Fund for a Series of Securities will include (a) assets originated by the Sponsor or
                                      acquired by the Sponsor from affiliated or
                                      unaffiliated institutions (each, a "Seller") composed
                                      of (i) mortgage loans (the "Mortgage Loans"),
                                      including mortgage loans secured by senior liens or
                                      junior liens on the related mortgaged properties and
                                      closed-end and/or revolving home equity loans or
                                      certain balances thereof, secured by mortgages
                                      primarily on one- to four-family residential or small
                                      mixed-use properties (the "Mortgaged Properties")
                                      and/or (ii) home improvement installment sales
                                      contracts and installment loan agreements (the "Home
                                      Improvement Contracts") which are either unsecured or
                                      secured by mortgages primarily on one- to four-family
                                      residential properties, or by purchase money security
                                      interests in the home improvements financed thereby
                                      (the "Home Improvements"), (b) all Mortgaged
                                      Properties and/or Home Improvements (collectively,
                                      "Properties") acquired in respect of Mortgage Loans
                                      and/or Home Improvement Contracts, respectively
                                      (collectively, the "Loans"), and all monies due under
                                      the Loans net, to the extent described in the related
                                      Prospectus Supplement, of certain amounts payable to
                                      the Servicer and (c) certain funds, Credit
                                      Enhancement (as defined herein) and other assets as
                                      described herein under "The Trust Funds", all as
                                      specifically set forth in the related Prospectus
                                      Supplement.

                                      The related Prospectus Supplement will describe
                                      certain characteristics of the Loans for a Series,
                                      including, without limitation, and to the extent
                                      relevant: (a) the aggregate unpaid principal balance
                                      of the Loans (or the aggregate unpaid principal
                                      balance included in the Trust Fund for the related
                                      Series) and the average outstanding principal balance
                                      of the Loans; (b) the weighted average Loan Rate on
                                      the Loans as of the Cut-off Date; (c) the Combined
                                      Loan-to-Value Ratios or Loan-to-Value Ratios, as
                                      applicable, of the Loans, computed in the manner
                                      described in the related Prospectus Supplement; (d)
                                      the percentage (by principal balance as of the
                                      Cut-off Date) of Loans that accrue interest at
                                      adjustable or fixed interest rates; (e) any Credit
                                      Enhancement relating to the Loans; (f) the percentage
                                      (by principal balance as of the Cutoff Date) of Loans
                                      that are secured by Properties, or are unsecured; (g)
                                      the geographic distribution of any Properties
                                      securing the Loans; (h) the use and type of each
                                      Property securing a Loan; (i) the lien priority of
                                      the Loans; (j) the credit limit utilization rates of
                                      any Revolving Credit Line Loans; and

                                      (k) the delinquency status and year of origination of
                                      the Loans.

                                      Each Trust Fund will be established pursuant to an
                                      agreement (each, a "Trust Agreement") by and between
                                      the Sponsor and the Trustee named therein. Each Trust
                                      Agreement will describe the assets of the related
                                      Trust Fund, which will include the related Loans and,
                                      if so specified in the related Prospectus Supplement,
                                      may include any combination of a mortgage pool
                                      insurance policy, letter of credit, financial
                                      guaranty insurance policy, special hazard policy,
                                      reserve fund or other form of Credit Enhancement.

                                      The Loans held by each Trust Fund will be serviced by
                                      the Servicer pursuant to a servicing agreement (each,
                                      a "Servicing Agreement") by and between the Servicer
                                      and the related Trustee.

                                      With respect to Securities that represent debt
                                      secured by the related Trust Fund, the Sponsor will
                                      enter into an indenture (each, an "Indenture") with
                                      the trustee named on such Indenture (the "Indenture
                                      Trustee"), as set forth in the related Prospectus
                                      Supplement. Securities that represent beneficial
                                      ownership interests in the related Trust Fund will be
                                      issued pursuant to the related Trust Agreement.

                                      In the case of any individual Trust Fund, the
                                      contractual arrangements relating to the
                                      establishment of the Trust Fund, the servicing of the
                                      related Loans and the issuance of the related
                                      Securities may be contained in a single agreement, or
                                      in several agreements which combine certain aspects
                                      of the Trust Agreement, the Servicing Agreement and
                                      the Indenture described above (for example, a pooling
                                      and servicing agreement, or a servicing and
                                      collateral management agreement). For purposes of
                                      this Prospectus, the term "Pooling and Servicing
                                      Agreement" as used with respect to a Trust Fund
                                      means, collectively, and except as otherwise
                                      specified, any and all agreements relating to the
                                      establishment of the related Trust Fund, the
                                      servicing of the related Loans and the issuance of
                                      the related Securities.

INTEREST PAYMENTS...................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be
                                      made on each Distribution Date, to the extent set
                                      forth in, and at the applicable rate specified in (or
                                      determined in the manner set forth in), the related
                                      Prospectus Supplement. The interest rate on
                                      Securities of a Series may be variable or change with
                                      changes in the rates of interest on the related
                                      Loans, and/or as prepayments occur with respect to
                                      such Loans. Interest Only Securities may be assigned
                                      a Notional Amount set forth in the related Prospectus
                                      Supplement for the purpose of calculating the
                                      interest due on such Interest

                                      Only Securities. See "Description of the
                                      Securities--Use of Notional Amounts". Principal Only
                                      Securities may not be entitled to receive any
                                      interest payments or may be entitled to receive only
                                      nominal interest payments. Interest payable on the
                                      Securities of a Series on a Distribution Date will
                                      include all interest accrued during the period
                                      specified in the related Prospectus Supplement. See
                                      "Description of the Securities--Payments of
                                      Interest".

PRINCIPAL PAYMENTS..................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set
                                      forth in the related Prospectus Supplement and will
                                      be paid at the times and will be allocated among the
                                      Classes of such Series in the order and amounts, and
                                      will be applied either on a pro rata or a random lot
                                      basis among all Securities of any such Class, all as
                                      specified in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE OF
THE SECURITIES......................  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which
                                      principal thereof will be fully paid and with respect
                                      to each Class of Certificates is the date after which
                                      no Certificates of such Class are expected to remain
                                      outstanding, in each case calculated on the basis of
                                      the assumptions applicable to such Series described
                                      in the related Prospectus Supplement. The Final
                                      Scheduled Distribution Date of a Class will be set
                                      forth in the related Prospectus Supplement. The
                                      actual final Distribution Date of the Securities of a
                                      Series will depend primarily upon the rate of payment
                                      (including prepayments, liquidations due to default,
                                      the receipt of proceeds from casualty insurance
                                      policies and repurchases) of the Loans in the related
                                      Trust Fund, and, consequently, the actual final
                                      Distribution Date of any Security is likely to occur
                                      earlier and may occur substantially earlier or may
                                      occur later than its Final Scheduled Distribution
                                      Date. The rate of payments on the Loans in the Trust
                                      Fund for a Series will depend on a variety of
                                      factors, including certain characteristics of such
                                      Loans, and the prevailing level of interest rates
                                      from time to time, as well as on a variety of
                                      economic, demographic, tax, legal, social and other
                                      factors. No assurance can be given as to the actual
                                      prepayment experience with respect to a Series. See
                                      "Yield and Maturity Considerations" herein.

OPTIONAL TERMINATION................  The Sponsor, the Servicer, or such other entity that is specified in the related Prospectus Supplement,
                                      may, at its option, cause an early termination of the
                                      related Trust Fund by repurchasing all of the Loans
                                      and/or Properties remaining in the Trust Fund on or
                                      after the date specified in the related Prospectus
                                      Supplement, or on or after such time as the aggregate
                                      principal balance of the Securities of the Series or
                                      the Mortgage Assets relating to such Series, is less
                                      than the amount or percentage specified in the
                                      related

                                      Prospectus Supplement. See "Description of the
                                      Securities--Optional Purchase or Termination".

COLLECTION AND DISTRIBUTION
ACCOUNTS............................  All payments on or with respect to the Loans for a
                                      Series will be remitted directly to an account (the
                                      "Collection Account") to be established for such
                                      Series with the Trustee or the Servicer, in the name
                                      of the Trustee. All such amounts will be available
                                      for (i) application to the payment of principal of
                                      and interest on such Series of Securities on the next
                                      Distribution Date, (ii) the making of adequate
                                      provision for future payments on certain Classes of
                                      Securities, (iii) for the purpose of reimbursing
                                      expenses to other persons which may be supplying
                                      services to the related Trust Fund (for example, a
                                      subservicer or a provider of Credit Enhancement (a
                                      "Credit Enhancer")), and to pay to such persons their
                                      fees and (iv) for reinvestment in additional Loans,
                                      as described below. After applying the funds in the
                                      Collection Account as described above, any funds
                                      remaining in the Collection Account may be paid over
                                      to the Servicer, the Sponsor, the related Credit
                                      Enhancer or deposited into a Reserve Account.

                                      As may be described in the related Prospectus
                                      Supplement, the related Pooling and Servicing
                                      Agreement may provide that all or a portion of the
                                      principal collected on or with respect to the related
                                      Loans may be applied by the related Trustee to the
                                      acquisition of additional Loans during a specified
                                      period (rather than being used to fund payments of
                                      principal to Holders during such period) with the
                                      result that the related Securities will possess an
                                      interest-only period, also commonly referred to as a
                                      revolving period, which will be followed by an
                                      amortization period. Any such interest-only or
                                      revolving period may, upon the occurrence of certain
                                      events to be described in the related Prospectus
                                      Supplement, terminate prior to the end of the
                                      specified period and result in the earlier than
                                      expected amortization of the related Securities.

                                      In addition, and as may be described in the related
                                      Prospectus Supplement, the related Pooling and
                                      Servicing Agreement may provide that all or a portion
                                      of such collected principal may be retained by the
                                      Trustee (and held in certain temporary investments,
                                      including Loans) for a specified period prior to
                                      being used to fund payments of principal to Holders.
                                      See "Yield and Maturity Considerations."

Pre-Funding Account.................  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities
                                      of a particular series (such amount, (the "Pre-Funded
                                      Amount") will be deposited in an account (the "Pre-
                                      Funding Account") to be established with the Trustee,
                                      which will be used to acquire additional Loans from
                                      time to time during the time period specified in the
                                      related Prospectus Supplement (the "Pre-Funding
                                      Period"). Prior to the investment of the Pre-Funded
                                      Amount in additional Loans, such Pre-Funded Amount
                                      will be invested in one or more Eligible Investments.
                                      Any Eligible Investment must mature no later than the
                                      Business Day prior to the next Distribution Date. See
                                      "The Pooling and Servicing Agreement--Assignment of
                                      Loans--Pre-Funding Account--Pre-Funding Account."

                                      During any Pre-Funding Period, the Sponsor will be
                                      obligated (subject only to the availability thereof)
                                      to transfer to the related Trust Fund, additional
                                      Loans from time to time during such Pre-Funding
                                      Period. Such additional Loans will be required to
                                      satisfy certain eligibility criteria more fully set
                                      forth in the related Prospectus Supplement which
                                      eligibility criteria will be consistent with the
                                      eligibility criteria of the Loans included in the
                                      Trust Fund as of the Closing Date subject to such
                                      exceptions as are expressly stated in such Prospectus
                                      Supplement.

                                      Although the specific parameters of the Pre-Funding
                                      Account with respect to any issuance of Securities
                                      will be specified in the related Prospectus
                                      Supplement, it is anticipated that: (a) the
                                      Pre-Funding Period will not exceed 120 days from the
                                      related Closing Date, (b) that the additional Loans
                                      to be acquired during the Pre-Funding Period will be
                                      subject to the same representations and warranties as
                                      the Loans included in the related Trust Fund on the
                                      Closing Date (although additional criteria may also
                                      be required to be satisfied, as described in the
                                      related Prospectus Supplement) and (c) that the
                                      Pre-Funded Amount will not exceed 25% of the
                                      principal amount of the Securities issued pursuant to
                                      a particular offering.

CREDIT ENHANCEMENT..................  If stated in the Prospectus Supplement relating to a
                                      Series, the Sponsor will provide or obtain credit
                                      support described below (collectively, "Credit
                                      Enhancement") in favor of the Trustee on behalf of
                                      the Holders of such Series. The Credit Enhancement
                                      will support the payments on the Securities to the
                                      extent and under the conditions specified in such
                                      Prospectus Supplement. See "Credit Enhancement".
                                      Credit Enhancement for a Series may include one or
                                      more of the following types of Credit Enhancement.

    A. SUBORDINATE SECURITIES.......  Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of
                                      Holders of such Subordinate Securities to receive
                                      distributions on any Distribution Date will be
                                      subordinate in right and priority to the rights of
                                      Holders of Senior Securities of the Series, but only
                                      to the extent described in the related Prospectus
                                      Supplement.

    B. INSURANCE....................  Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds
                                      and other types of insurance supporting payments on
                                      the Securities.

    C. RESERVE FUNDS................  The Sponsor may deposit cash, a letter or letters of credit, short-term investments, or other instruments
                                      acceptable to each Rating Agency in one or more
                                      reserve funds to be established in the name of the
                                      Trustee (each, a "Reserve Fund"), which will be used,
                                      as specified in the related Prospectus Supplement, by
                                      the Trustee to make required payments of principal of
                                      or interest on the Securities of such Series, to make
                                      adequate provision for future payments on such
                                      Securities or for any other purpose specified in the
                                      Pooling and Servicing Agreement with respect to such
                                      Series, to the extent that funds are not otherwise
                                      available. In the alternative or in addition to such
                                      deposit, a Reserve Fund for a Series may be funded
                                      through application of all or a portion of the excess
                                      cash flow from the Mortgage Assets for such Series,
                                      to the extent described in the related Prospectus
                                      Supplement.

    D. MINIMUM PRINCIPAL PAYMENT
       AGREEMENT....................  The Sponsor may enter into a minimum principal payment agreement (the "Minimum Principal Payment
                                      Agreement") with an entity meeting the criteria of
                                      each Rating Agency, pursuant to which such entity
                                      will provide funds in the event that aggregate
                                      principal payments on the Mortgage Assets for the
                                      related Series are not sufficient to make certain
                                      payments, as provided in the related Prospectus
                                      Supplement. See "Credit Enhancement-- Minimum
                                      Principal Payment Agreement".

    E. OTHER INSURANCE, GUARANTEE
       AND SIMILAR INSTRUMENTS OR
       AGREEMENTS...................  A Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which
                                      funds held in one or more accounts will be invested
                                      at a specified rate. If any Class of Securities has a
                                      floating interest rate, or if any of the Loans has a
                                      floating interest rate, the related Trust Fund may
                                      include an interest rate swap contract, an interest
                                      rate cap agreement or similar contract providing
                                      limited protection against interest rate risks.

    F. DEPOSIT AGREEMENT............  The Sponsor and the Trustee may enter into a guaranteed investment contract or an investment
                                      agreement pursuant

                                      to which all or a portion of amounts held in the
                                      Collection Account, the Distribution Account or in
                                      any Reserve Fund will be invested with the entity
                                      specified in such Prospectus Supplement. The Trustee
                                      will be entitled to withdraw amounts so invested,
                                      plus interest at the related and revised rate, in the
                                      manner specified in the Prospectus Supplement. See
                                      "Credit Enhancement--Deposit Agreement".

    G. CROSS COLLATERALIZATION......  The source of payment for Securities of each Series will be the assets of the related Trust Fund only.
                                      However, a Trust Fund may include the right to
                                      receive moneys from a common pool of Credit
                                      Enhancement which may be available for more than one
                                      Series of Securities, such as a master reserve
                                      account or a master insurance policy. In addition, a
                                      Series of Securities may provide for excess cash flow
                                      with respect to one Class of the Series to be applied
                                      to shortfalls with respect to another Class of the
                                      same Series. See "Credit Enhancement--Cross
                                      Collateralization".

    H. OVERCOLLATERALIZATION........  Credit Enhancement for a Series may include over-
                                      collateralization--an excess of the aggregate
                                      principal balance of the related Loans, or a group
                                      thereof, over the principal balance of the related
                                      Class of Securities. Overcollateralization is
                                      achieved by the application of certain "excess"
                                      portions of interest payments on Loans to the payment
                                      of principal of one or more Classes of Securities.
                                      This feature may continue for the life of the related
                                      Securities or may be limited as set forth in the
                                      related Prospectus Supplement.

                                      Any form of credit enhancement will have certain
                                      limitations and exclusions from coverage thereunder,
                                      which will be described in the related Prospectus
                                      Supplement. See "Description of the Pooling and
                                      Servicing Agreement-- Credit Enhancements." To the
                                      extent that shortfalls in the proceeds of the Trust
                                      Funds occur which exceed the amount covered by the
                                      Credit Enhancement or which are not covered by the
                                      Credit Enhancement available to a particular Series
                                      or Class, Holders will bear their allocable share of
                                      any deficiencies. See "Risk Factors--Limited Assets"
                                      herein, and to the extent applicable, in the related
                                      Prospectus Supplement.

SERVICING...........................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a
                                      Series. In addition, the Servicer, if so specified in
                                      the related Prospectus Supplement, will act as
                                      custodian and will be responsible for maintaining
                                      custody of the Loans and related documentation on
                                      behalf of the Trustee. Advances with respect to
                                      delinquent payments of principal or interest on a
                                      Loan will be made by the Servicer only to the extent
                                      described in the related Prospectus Supplement. Such
                                      advances will be intended to provide liquidity only
                                      and not

                                      credit support for the related Securities. In
                                      performing these functions, the Servicer will
                                      exercise the same degree of skill and care that it
                                      customarily exercises with respect to similar
                                      receivables or Loans owned or serviced by it. Under
                                      certain limited circumstances, the Servicer may
                                      resign or be removed, in which event either the
                                      Trustee or a third-party servicer will be appointed
                                      as successor servicer. The Servicer will receive a
                                      periodic fee as servicing compensation (the
                                      "Servicing Fee") and may, as specified herein and in
                                      the related Prospectus Supplement, receive certain
                                      additional compensation. See "Servicing of Loans--
                                      Servicing Compensation and Payment of Expenses".

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS......................  Securities of each Series offered hereby will, for federal income tax purposes, constitute either (i)
                                      interests ("Grantor Trust Securities") in a trust
                                      treated as a grantor trust under applicable
                                      provisions of the Code, (ii), "regular interests"
                                      ("REMIC Regular Securities") or "residual interests"
                                      ("REMIC Residual Securities") in a trust treated as a
                                      REMIC (or, in certain instances, containing one or
                                      more REMIC's) under Sections 860A through 860G of the
                                      Code, (iii) debt issued by a trust ("Debt
                                      Securities") or (iv) interests in a trust which is
                                      treated as a partnership ("Partnership Interests").

                                      Investors are advised to consult their tax advisors
                                      with respect to individual tax advice regarding the
                                      tax implications of an investment on any securities,
                                      and to review "Federal Income Tax Considerations"
                                      herein and in the related Prospectus Supplement. The
                                      information set forth under such caption describes
                                      the material tax aspects of the transactions
                                      described herein, but is of general applicability and
                                      may not apply to any individual taxpayer.

ERISA CONSIDERATIONS................  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                      as amended ("ERISA"), or the Code should carefully
                                      review with its own legal advisors whether the
                                      purchase or holding of Securities could give rise to
                                      a transaction prohibited or otherwise impermissible
                                      under ERISA or the Code. See "Erisa Considerations".

LEGAL INVESTMENT....................  Securities of each Series offered by this Prospectus and the related Prospectus Supplement may or may not
                                      constitute "mortgage related securities" under the
                                      Secondary Mortgage Market Credit Enhancement Act of
                                      1984 ("SMMEA"). Whether or not such Securities are
                                      "mortgage related securities" will be set forth in
                                      the related Prospectus Supplement. Investors whose
                                      investment authority is subject to legal restrictions
                                      should consult their own legal advisors to determine
                                      whether and to what extent

                                      the Securities constitute legal investments for them.
                                      See "Legal Investment".

USE OF PROCEEDS.....................  The Sponsor will use the net proceeds from the sale of each Series for one or more of the following
                                      purposes: (i) to purchase the related Loans, (ii) to
                                      repay indebtedness which has been incurred to obtain
                                      funds to acquire such Loans, (iii) to establish any
                                      Reserve Funds described in the related Prospectus
                                      Supplement and (iv) to pay costs of structuring and
                                      issuing such Securities, including the costs of
                                      obtaining Credit Enhancement, if any. See "Use of
                                      Proceeds".

RATINGS.............................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and
                                      the related Prospectus Supplement be rated by each
                                      Rating Agency in one of its four highest applicable
                                      rating categories. The rating or ratings applicable
                                      to Securities of each Series offered hereby and by
                                      the related Prospectus Supplement will be as set
                                      forth in the related Prospectus Supplement. A
                                      securities rating should be evaluated independently
                                      of similar ratings on different types of securities.
                                      A securities rating does not address the effect that
                                      the rate of prepayments on Loans for a Series may
                                      have on the yield to investors in the Securities of
                                      such Series. See "Risk Factors--Rating of
                                      Securities".

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.

    AN INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT, WHICH MAY RESULT IN THE HOLDER HOLDING SUCH INVESTMENT TO MATURITY. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriters specified in the related Prospectus Supplement may make a secondary market in the Securities, but have no obligation to do so.

    THE ASSETS OF EACH TRUST FUND, AS WELL AS ANY APPLICABLE CREDIT ENHANCEMENT, WILL BE LIMITED AND, IF SUCH ASSETS AND/OR CREDIT ENHANCEMENT BECOMES INSUFFICIENT TO SERVICE THE RELATED SECURITIES, LOSSES MAY RESULT. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There is no assurance that the market value of the Loans or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Loans and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The only obligations, if any, of the Sponsor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Pooling and Servicing Agreement-- Assignment of Loans".

    Although any Credit Enhancement for a Series of Securities will be intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Credit Enhancement may be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "Credit Enhancement".

    THE SECURITIES DO NOT HAVE SPECIFIED PAYMENT OR DEBT SERVICE SCHEDULES, AND PAYMENTS ON THE SECURITIES ARE SUBJECT TO THE RATE OF PAYMENT ON THE UNDERLYING LOANS. The yield to maturity of the Securities of each Series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Loans and the price paid by Holders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Loans. The yield to maturity on Principal Only or Interest Only Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Loans. In addition, the yield to maturity on certain other types of classes of Securities may be relatively more sensitive to the rate of prepayment on the related Loans than other Classes of Securities.

    The Loans may be prepayable in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. The rate of prepayments of the Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust Fund will experience.

    Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of related senior liens), sales of Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of Loans from a Trust Fund or substitution adjustments required to be made under the related Pooling and Servicing Agreement will have the same effect on the Holders as a prepayment of such Loans. The Loans may contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Loans would not materially and adversely affect the interests of the Holders or of the related Credit Enhancer, if any.

    NONCONFORMING CREDIT MORTGAGE LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. In general, the Sponsor originates and acquires mortgage loans which do not meet the credit criteria required by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), commonly referred to as "nonconforming credit" mortgage loans. Such mortgage loans tend to exhibit higher levels of delinquency, foreclosure and loss than mortgage loans which conform to the requirements of FNMA and FHLMC. The interest rates and the loan-to-value ratios for such mortgage loans are established at levels designed to compensate for and offset the increased delinquency, foreclosure and loss risks presented by such loans, and rating agencies take such increased risks into account in assigning ratings to classes of securities which represent interests in such loans. No assurances can be given, however, that the Loans in any Trust Fund will not exceed expected delinquency, foreclosure and loss levels and adversely affect the value of the related Securities and the interests of the Holders thereof.

    JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. To the extent Mortgages are junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

    PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry with respect to the same types of loans.

    "BALLOON" LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND
LOSSES. Certain of the Loans in a Trust Fund may constitute "balloon" Loans, Loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a "balloon" Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous Scheduled Payments. The ability of such a Mortgagor to repay a "balloon" Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Loan. The ability of a Mortgagor to refinance such a Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Property, the Mortgagor's equity in the related Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the

Mortgagor to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. None of the Sponsor, the Servicer, any Subservicer or any Trustee will be obligated to provide funds to refinance any Loan, including "balloon" Loans.

    ADJUSTABLE-RATE LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. In general, the Sponsor's underwriting guidelines provide for a prospective borrower's repayment ability to be evaluated based on the initial level of monthly payment required by the mortgage loan for which the borrower is applying. However, with respect to certain types of Loans, including Loans as to which the Loan Rate may adjust in accordance with movements in an index, the Scheduled Payment may increase beyond the initial level of the Scheduled Payment. To the extent the income level of the related Mortgagor may not be sufficient to enable the Mortgagor to meet higher Scheduled Payments, the risk of delinquency, foreclosure and loss may be increased with respect to such Loans. In addition, certain types of these Loans may provide for "negative amortization"--deferral of the payment of a portion of currently accrued interest and the addition of such deferred amount to the principal balance of the Loan. To the extent such "negative amortization" results in total liens against a Property in excess of the value of the Property, the risk of delinquency, foreclosure and loss with respect to the related Loan may be further increased.


    NONOWNER-OCCUPIED LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. A Loan included in a Trust Fund may be secured by a Property which is not the primary residence of the related Mortgagor. Because the Mortgagor on such a "nonowner-occupied" Loan may have less incentive to avoid foreclosure than Mortgagors under Loans secured by primary residences, nonowner-occupied Loans may experience higher rates of delinquencies and losses than owner-occupied Loans.



    BANKRUPTCY OF MORTGAGORS MAY LEAD TO HIGHER LEVELS OF LOSSES. General economic conditions may have an impact on the ability of Mortgagors to repay Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust Fund could experience a loss with respect to the related Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan thereby either delaying or permanently limiting the amount received by the Trust Fund with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Property to the Trust Fund, any remaining balance on such Loan may not be recoverable. See "Certain Legal Aspects of Loans".


    FORECLOSURE OF PROPERTIES MAY BE SUBJECT TO SUBSTANTIAL DELAY, RESULTING IN LONGER MATURITY OF THE SECURITIES, AS WELL AS HIGHER LOSSES. Substantial delays can be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by the related Holders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Property fails to provide adequate security for the related Loan and insufficient funds are available from any applicable Credit Enhancement, related Holders could experience a loss on their investment. See "Certain Legal Aspects of Loans".

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. To the extent the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of a Property.

    CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS, MAY LIMIT ENFORCEMENT OF THE LOANS AGAINST THE RELATED MORTGAGORS. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

    The Loans are also subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require, among other things, certain disclosures to have been made to a Mortgagor regarding the terms of the related Loan;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to a Mortgagors' credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Sponsor or a Seller. Any violation of the Act which would result in such liability would be a breach of the Sponsor's or a Seller's representations and warranties, and the Sponsor or a

Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See "Certain Legal Aspects of Loans".

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS.. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of delinquency, foreclosure and loss on mortgage loans generally. The Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Statistical information with respect to the geographic concentration of Properties relating to a particular Series will be specified in the related Prospectus Supplement.

    BANKRUPTCY OF THE SPONSOR MAY ADVERSELY AFFECT THE INTERESTS OF HOLDERS. In the event of the bankruptcy of the Sponsor at a time when it or any affiliate thereof holds a Security, a trustee in bankruptcy of the Sponsor or such affiliate, or its creditors could attempt to recharacterize the sale of the Loans to the related Trust Fund as a borrowing by the Sponsor or such affiliate, with the result, if such recharacterization is upheld, that the related Holders would be deemed creditors of the Sponsor or such affiliate, secured by a pledge of the Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust Fund.

    CERTAIN LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES MAY REDUCE THE AMOUNTS PAYABLE ON THE LOANS AND LIMIT THE ENFORCEMENT OF THE LOANS AGAINST CERTAIN MORTGAGORS. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

    UNCERTAINTY REGARDING ORIGINAL ISSUE DISCOUNT. Some or all classes of the Securities may be issued with original issue discount, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. A Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The "issue price" of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. See "Federal Income Tax Considerations--Discount and Premium--Original Issue Discount."

    RATINGS OF THE SECURITIES MAY BE DEPENDENT ON THE RELATED CREDIT ENHANCER, AND FURTHER, MAY BE REDUCED OR WITHDRAWN AT ANY TIME; THERE IS NO OBLIGATION TO MAINTAIN ANY SPECIFIC RATINGS. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by each Rating Agency. Any such rating would be based on, among other things, the adequacy of the value of the Loans and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the related Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

    LOSSES MAY BE GREATER IN THE EVENT OF AN ACCELERATION. Upon an event of default under the Pooling and Servicing Agreement for a Series of Securities and a sale of the assets in the related Trust Fund, the Trustee, the Servicer, any Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


    CERTAIN RISKS RELATING TO DIFFERING UNDERWRITING CRITERIA. The Loans included in a particular Trust Fund may have been purchased by the Sponsor from one or more originators, and may, to the extent described in the related Prospectus Supplement, have been originated using underwriting criteria different from that of the Sponsor. However, the Loans included in a particular Trust Fund will satisfy the criteria set forth in the related Prospectus Supplement.



    LACK OF HISTORICAL PREPAYMENT RATE INFORMATION MAY CREATE UNCERTAINTY AS TO YIELDS AND MATURITIES. The Sponsor has previously sold its Loans and does not have any information available to it regarding its prepayment experience. As a result, its future prepayment rates may be relatively less predictable than those of other mortgage-backed securities issuers, which may have more information.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain features which will generally be applicable to most Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series of Securities.

    Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Book-Entry Registration" below.

    Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

    Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Mortgage Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited directly into the Collection Account, net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, and will thereafter be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts".

PAYMENTS OF INTEREST

    The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans included in the related Trust Fund and/or as prepayments occur with respect to such Loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

    Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

    On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE


    The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and, with respect to each Class of a Series of Certificates, will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Loans will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, as a result of delinquencies, defaults and liquidations of the Loans in the Trust Fund, the actual final Distribution Date of any such Class may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Yield and Maturity Considerations".


OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

    The Sponsor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Loans and/or Properties from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Loans, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Sponsor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

    There is, however, no assurance that prepayment of the Loans included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.


    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans. If any Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments. See "Yield and Maturity Considerations".



    The Sponsor, prior to 1996, engaged in whole-loan sales of its mortgage loans on a servicing-released basis (i.e., the purchaser acts as the servicer). Consequently, the Sponsor has limited historical information available to it with respect to the prepayment experience of its mortgage loans.


USE OF NOTIONAL AMOUNTS

    If so provided in the related Prospectus Supplement, interest on certain Classes of Interest Only Securities may be payable based on a schedule of Notional Amounts rather than the actual aggregate outstanding principal balances of the related Loans. The Notional Amounts contained in such a schedule would not be affected by prepayments on the related Loans, thereby reducing the disproportionate impact which prepayments have on the yield of Interest Only Securities relative to the yields of other types of Securities which are entitled to payments of principal. See "Yield and Maturity Considerations".

    The related Prospectus Supplement will set forth the Notional Amount schedule, if any, and will describe fee prepayment spreads used in constructing such schedule.

BOOK-ENTRY REGISTRATION

    As may be described in the related Prospectus Supplement, investors in a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    The investors in a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, investors in a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, investors in a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such investors. It is anticipated that the only "Holder" in respect of any Series will be Cede, as nominee of DTC. Investors in a given Series will not be recognized as Holders of such Series, and such investors will be permitted to exercise the rights of Holders of such Series only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the investors in a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective investors in such Series. Accordingly, although such investors will not possess physical certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.


    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of investors in a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by investors in the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for a Series. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

    Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

    As may be described in the related Prospectus Supplement, the Securities may be issued in fully registered, certificated form ("Definitive Securities") to the Holders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Pooling and Servicing Agreement, Holders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Holders' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Holders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Holders.

    Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to Holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Holders.

    Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to Holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                THE TRUST FUNDS

GENERAL

    The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets originated by the Sponsor or acquired from affiliated or unaffiliated institutions composed of (i) Loans, (ii) amounts available from the reinvestment of payments on such Loans, (iii) any Credit Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession.

    The Securities will be nonrecourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Sponsor or the related Trust Fund not pledged to secure such Notes.

    The Loans for a Series will be originated by the Sponsor or acquired by the Sponsor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Sponsor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to the related Pooling and Servicing Agreement.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Loans and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

    Loans included in the Trust Fund for a Series may consist of any combination of Mortgage Loans and Contracts, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

    Mortgage Loans. The Loans for a Series may consist, in whole or in part, of closed-end mortgage loans, including closed-end home equity loans (the "Closed-End Loans"), and revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans" and, collectively with the Closed-End Loans, the "Mortgage Loans") secured by mortgages on Single Family Properties and small mixed-use properties, which mortgages which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal)

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installments of an amount sufficient to fully amortize such loan at its stated
maturity. Interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

    Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

    The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Such statistic will be based on either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include nonowner-occupied investment properties and vacation and second homes.

    The initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

    Home Improvement Contracts. The Loans for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. A Home Improvement Contract will either be unsecured or secured by a Mortgage, primarily on Single Family Properties, which will generally be subordinate to other mortgages on the same Mortgaged Property or by a purchase money security interest in the home improvements (the "Home Improvements") financed thereby.

    The Home Improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    Additional Information. The selection criteria which shall apply with respect to the Loans relating to a particular Series, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-

Value Ratios, as applicable, original terms-to-maturity and delinquency information, will be specified in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the related Loans as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable-rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other credit enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

                               CREDIT ENHANCEMENT

    If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Sponsor's assignment of the related Loans to the Trustee, the Sponsor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof described below (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to each Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms. Any of such Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund.

SUBORDINATE SECURITIES

    Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

    Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Loans, as described below and in the related Prospectus Supplement.

    Pool Insurance Policy. The Sponsor may obtain an insurance policy for certain of the Securities issued with respect to the related Trust Fund. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

    Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans". The Sponsor or other entity specified in the related Prospectus Supplement may obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series.

RESERVE FUNDS

    The Sponsor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of each Rating Agency in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Mortgage Assets for such Series, to the extent described in the related Prospectus Supplement.

    Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

    Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

    The Sponsor may enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of each Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Loans for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEE AND SIMILAR INSTRUMENTS OR AGREEMENTS

    Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Securities has a floating interest rate, or if any of the Loans has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

DEPOSIT AGREEMENT

    The Sponsor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

CROSS COLLATERALIZATION


    The source of payment for Securities of each Series will be the assets of the related Trust Fund only. However, a Trust Fund may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one Series of Securities, such as a master reserve account or a master insurance policy. In addition, a Series of Securities may provide for excess cash flow with respect to one Class of the Series to be applied to shortfalls with respect to another Class of the same Series. Notwithstanding the foregoing, unless specifically described otherwise in the related Prospectus Supplement, no collections on any Loans held by any Trust Fund may be applied to the payment of Securities issued by any other Trust Fund (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one Series of Securities).


OVERCOLLATERALIZATION

    Credit Enhancement for a Series may include overcollateralization -- an excess of the aggregate principal balance of the related Loans, or a group thereof, over the principal balance of the related Class of Securities. Overcollateralization is achieved by the application of certain "excess" portions of interest payments on Loans to the payment of principal of one or more Classes of Securities. This feature may continue for the life of the related Securities or may be limited as set forth in the related Prospectus Supplement. In the case of limited overcollateralization, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

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
                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to Loans comprising the Loans in the Trust Fund will be provided by the Servicer pursuant to the related Pooling and Servicing Agreement, with respect to a Series of Securities. Each Pooling and Servicing Agreement will authorize the Servicer, and the Servicer expects, to enter into one or more subservicing agreements (each, a "Subservicing Agreement") with one or more subservicers (each, a "Subservicer") pursuant to which the Subservicer will agree to perform all or a portion of the Servicer's servicing responsibilities with respect to the Loans in a Trust Fund. Any Subservicer will be an experienced servicer of loans of the type to be subserviced by such Subservicer and will have been approved by each Rating Agency and any Credit Enhancer.

    Notwithstanding the Servicer's engagement of any Subservicer, the Servicer shall not be relieved of its obligations under the related Pooling and Servicing Agreement, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans. The Servicer shall be entitled to include in any Subservicing Agreement provisions for indemnification of the Servicer by the related Subservicer, and nothing contained in the related Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Pooling and Servicing Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for Scheduled Payments on such Loan.

    The Servicer may establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and such other comparable items; to refund to obligors amounts determined to be overages; to pay interest to obligors on balances in the Escrow Account to the extent required by law; to repair or otherwise protect the related Property; and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The related Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the short- and/or long-term unsecured debt obligations of which at the time of any deposit therein are rated at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are otherwise secured in a manner meeting requirements established by each Rating Agency.

    The funds held in the Collection Account may be invested, pending remittance to the related Trustee, in Eligible Investments. The Servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

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
    The Servicer will deposit into the Collection Account for each Series the following payments and collections received or made by it:

        (i) All payments on account of principal, including prepayments, on such Loans;

        (ii) All payments on account of interest on such Loans after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Pooling and Servicing Agreement, the Servicing Fee in respect of such Loans;

        (iii) All amounts received by the Servicer in connection with the liquidation of Loans or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Loans received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Pooling and Servicing Agreement, the Servicing Fee, if any, in respect of the related Loans;

        (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Loan, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Pooling and Servicing Agreement ("Insurance Proceeds");

        (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Pooling and Servicing Agreement;

        (vi) All Advances required to be made by the Servicer pursuant to the related Pooling and Servicing Agreement; and

        (vii) All repurchase prices of any such Loans repurchased by the Sponsor, the Servicer or any Seller pursuant to the related Pooling and Servicing Agreement.

    The Servicer will be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

        (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

        (ii) to the extent provided in the related Pooling and Servicing Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

        (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

        (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Pooling and Servicing Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Pooling and Servicing Agreement;

        (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Pooling and Servicing Agreement;

        (vi) to pay to the applicable person with respect to each Loan or REO Property acquired in respect thereof that has been repurchased or removed from the Trust by the Sponsor, the Servicer or any Seller pursuant to the related Pooling and Servicing Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        (vii) to make payments to the Trustee of such Series for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Pooling and Servicing Agreement; and

        (viii) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.

    In addition, if the Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

    To the extent specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, not to guarantee or insure against losses. Accordingly, any funds advanced will be recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement; such reimbursement to the Servicer will reduce amounts available for distribution to the Holders, but since such reimbursement will only relate to amounts previously advanced by the Servicer, such reimbursment will not result in a net reduction of funds available for distribution to Holders.

    Reports received by Holders generally will not disclose amounts advanced, or subject to reimbursement to the Servicer in respect of Advances, although such reports will disclose loss and delinquency information. See "The Pooling and Servicing Agreement--Reports to Holders."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance. The Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

    The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

    Coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Servicer will also be required to maintain, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

    Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

    The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Sponsor will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    When any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement and will generally consist of a percentage (to be specified in the related Prospectus Supplement) of the then-outstanding principal amount of the related Loans, and may include the right to recover additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

    When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, the amount of funds available for distribution to the related Holders may be reduced.

    To the extent specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

EVIDENCE AS TO COMPLIANCE

    The related Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    The applicable Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

    In the event of an Event of Default under a Pooling and Servicing Agreement, the Servicer may be replaced by the related Credit Enhancer, if and, or the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the related Pooling and Servicing Agreement for the related Series will be substantially similar to those described under "The Pooling and Servicing--Events of Default; Rights Upon Events of Default".

    The Servicer will not have the right to assign its rights and delegate its duties and obligations under the related Pooling and Servicing Agreement unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a specified minimum net worth, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Pooling and Servicing Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the related Pooling and Servicing Agreement. To the extent that the Servicer transfers its obligations to a wholly owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Pooling and Servicing Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Pooling and Servicing Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

    Except to the extent otherwise provided therein, each Pooling and Servicing Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Sponsor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representation made under such Pooling and Servicing Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Pooling and Servicing Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Pooling and Servicing Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                      THE POOLING AND SERVICING AGREEMENT

    The following summaries describe certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the related Pooling and Servicing Agreements.

ASSIGNMENT OF LOANS

    General. At the time of issuance of the Securities of a Series, the Sponsor will transfer, convey and assign to the Trust Fund all right, title and interest of the Sponsor in the Loans and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Loans after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Securities.

    Assignment of Loans. The Sponsor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or, the Custodian will hold such documents in trust for the benefit of the Holders.

    The Sponsor will, as to each Home Improvement Contract, either deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract, or maintain possession (or cause the Servicer to maintain possession) of such Home Improvement Contracts and other documents, as custodian on behalf of the related Trust Fund. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Sponsor will cause a UCC-1 financing statement to be executed by the Sponsor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts".

    With respect to Loans secured by Mortgages, the Sponsor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. The Sponsor will cause such assignments to be so recorded within a specified time period after issuance of the Securities in which event, the Pooling and Servicing Agreement may require the Sponsor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time period, at the price described below with respect to repurchases by reason of defective documentation. Such repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

    Each Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable-rate Loan, the lifetime rate cap, if any, and the current index.

    Pre-Funding Account. If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Loans from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Loans, such Pre-Funded Amount will be invested in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category from each Rating Agency, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

    During any Pre-Funding Period, the Sponsor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund, additional Loans from time to time during such Pre-Funding Period. Such additional Loans will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Loans included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

    Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Loans included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

    Repurchase and Substitution of Defective Loans. If any document in the file relating to a Loan delivered by the Sponsor to the Trustee (or Custodian) is found by the Trustee within a specified time period following the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Sponsor or Seller does not cure such defect, the Sponsor or Seller will be required to repurchase the related Loan or any property acquired in respect thereof from the Trustee at a price equal to, (a) the outstanding principal balance of such Loan and (b) accrued and unpaid interest to the date of the next Scheduled Payment on such Loan at the rate set forth in the related Pooling and Servicing Agreement (less any unreimbursed Advances respecting such Loan).

    The Sponsor or Seller, as the case may be, may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Loan"); provided, however, that such substitution may only occur during a specified period.

    The Sponsor or another entity will make representations and warranties with respect to the Loans Assets for a Series. If the Sponsor or such entity cannot cure a breach of any such representations and warranties in all material respects within a specified time period after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan, the Sponsor or such entity is obligated to repurchase the affected Loan or, provide a Qualifying Substitute Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Pooling and Servicing Agreement for such Series to institute any proceeding with respect to such Pooling and Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

    The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

        (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

        (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

        (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

        (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Loans or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

        (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

        (vi) the amount of any delinquencies with respect to payments on the related Loans;

        (vii) the book value of any REO Property acquired by the related Trust Fund; and

        (viii) such other information as specified in the related Pooling and Servicing Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, or other specified person, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Pooling and Servicing Agreement to enable Holders to prepare their tax returns, including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance".

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Certificates. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates include (i) any failure by the Servicer to deposit amounts in the Collection Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for a specified number of days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Pooling and Servicing Agreement which continues unremedied for a specified number of days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the applicable Pooling and Servicing Agreement for a Series of Securities relating to the servicing of Loans, the related Credit Enhancer or, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as the "Servicer" under the applicable Pooling and Servicing Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Pooling and Servicing Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the "Servicer" under such Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Pooling and Servicing Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a specified minimum net worth to act as successor Servicer under the provisions of the applicable Pooling and Servicing Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the related Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Pooling and Servicing Agreement.

    During the continuance of any Event of Default of the Servicer under a Pooling and Servicing Agreement, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, the related Credit Enhancer or the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities (with the consent of the related Credit Enhancer, if any) for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

    Notes. Events of Default for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Sponsor or the Trust Fund in the related Pooling and Servicing Agreement which continues for a specified period after notice thereof is given in accordance with the procedures specified in the related Pooling and Servicing Agreement; (iii) any representation or warranty made by the Sponsor or the Trust Fund in the related Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within a specified period after notice thereof is given in accordance with the procedures described in the related Pooling and Servicing Agreement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Sponsor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the related Credit Enhancer or either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the related Credit Enhancer or the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the related Credit Enhancer or the Trustee (with the consent of the related Credit Enhancer, if any) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series, unless (a) the related Credit Enhancer or the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series, the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the related Pooling and Servicing Agreement for the benefit of the Noteholders after the occurrence of such an Event of Default.

    In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the related Pooling and Servicing Agreement relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the related Pooling and Servicing Agreement at the request or direction of any of the Holders of Notes of such Series, unless such Holders offer to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the related Pooling and Servicing Agreement, the related Credit Enhancer or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the related Credit Enhancer or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Sponsor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Securities or of any Loan or related documents. If no Event of Default (as

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defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Pooling and Servicing Agreement.

    The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Sponsor, resign at any time, in which event the Sponsor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent or (iii) related Credit Enhancer or by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund (with the consent of the related Credit Enhancer, if any) upon written notice to the Trustee and to the Sponsor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

    The related Pooling and Servicing Agreement may be amended by the Sponsor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders, but with the consent of the related Credit Enhancer (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Sponsor, the Trust Fund or Servicer,
(iv) to add any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Pooling and Servicing Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment, except pursuant to clause (vi) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Supplement, the Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Sponsor (with the consent of the related Credit Enhancer, if any) with respect to such Series with the consent of the Holders possessing not more than 50% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, more than 50% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

    Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the related Pooling and Servicing Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

    No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

    For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Servicer.

TERMINATION

    Certificates. The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Loan remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Loan or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Loans and other property at that time subject to such Pooling and Servicing Agreement. The Pooling and Servicing Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Loans at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate principal balance of such Loans plus, with respect to any property acquired in respect of a Loan, if any, the outstanding principal balance of the related Loan at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Loans, only to the extent not already reflected in the computation of the aggregate principal balance of such Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average interest rate on the related Loans through the last day of the month in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such Loans, plus accrued interest thereon at the applicable interest rates on the Loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such Loans plus the fair market value of any property acquired in respect of a Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate principal balance of the Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related

Prospectus Supplement, of the aggregate principal balance of the Loans as of the Cut-off Date. In no event, however, will the trust created by Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Sponsor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "Description of The Securities--Optional Purchase or Termination".

    Notes. The Pooling and Servicing Agreement will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Pooling and Servicing Agreement) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the related Pooling and Servicing Agreement will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Pooling and Servicing Agreement and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                       YIELD AND MATURITY CONSIDERATIONS

    The yield to maturity of a Security will depend on the price paid by the Holder for such Security, the interest rate on such Security (which interest rate may vary if so specified in the related Prospectus Supplement), the rate of payment of principal on such Security (or the rate at which the Notional Amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

    In general, if a Class of Securities is purchased at initial issuance at a premium and payments of principal on the related Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a Class of Securities is purchased at initial issuance at a discount and payments of principal on the related Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a Series of Securities having a Class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such Class is entitled. Such a Class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to Holders thereof. In certain circumstances, rapid prepayments may result in the failure of such Holders to recoup their original investment. In addition, the yield to maturity on certain other types of Classes of Securities, may be relatively more sensitive to the rate of prepayment on the related Loans than other Classes of Securities.

    The timing of changes in the rate of principal payments on or repurchases of the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


    When a full prepayment is made on a Loan, the Mortgagor is charged interest on the principal amount of the Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Loan Rate by 365. A Series of Securities may provide that the Servicer is obligated to deposit into the Distribution Account, for distribution to Holders of the Series, an amount, not to exceed the Servicer's aggregate Servicing Fee for such Series for the related month, equal to the difference between (a) a full months' interest (net of the Servicing Fee) on a Loan which has prepaid in full and (b) the amount of interest actually paid with such prepayment in full. See "Servicing of Loans--Servicing Compensation and Payment of Expenses". To the extent the Servicer is not obligated to deposit for distribution to the related Holders the full amount of such difference, the effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to Holders of Securities entitled to payments of interest because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Loan will be to reduce the amount of interest passed through to Holders of Securities on the Distribution Date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable pass-through rate, as the case may be, on the prepaid amount. Neither full nor partial principal prepayments are passed through until the month following receipt.


    A number of factors affect principal prepayment rates, including homeowner mobility, economic conditions, mortgage market interest rates, the availability of mortgage funds and the enforceability of due-on-sale clauses. Many Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the Mortgagor of the underlying Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect the interests of the Holders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the Loans are assumed by purchasers of the Properties rather than prepaid by the related Mortgagors in connection with the sales of the Properties will affect the yield of the related Series of Securities.

    The yield on the Securities also will be effected by liquidations of Loans following Mortgagor defaults and by purchases of Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the related Seller if any, the Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Descriptions of the Securities--Assignment of Loans" above. Under certain circumstances, the Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the Holders of the REMIC residual interest or the Credit Enhancer may have the option to purchase the Loans in a Trust Fund. See "Description of the Securities--Optional Termination."

    The rate of prepayments with respect to fixed-rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

    Although the Loan Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, generally, (i) not increase or decrease such Loan Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Loan Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Loan Rates on the ARM Loans in a Trust Fund at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Loan Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings.

    As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respected to the related Loans may be applied by the related Trustee to the acquisition of additional Loans during a specified period (rather than used to fund payments of principal to Holders during such period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

    In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Loans) for a specified period prior to being used to fund payments of principal to Holders. The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Holders and an acceleration of the amortization of such Securities.

    In addition to its impact on a Security's yield to maturity the rate of principal prepayments on the Loans related to the Security will affect the weighted average life of the Security. "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security is repaid to the investor.

    There can be no assurance as to the rate of prepayment of the Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

    The effective yield to maturity to each Holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such Security because, while interest will accrue on each Loan from the first day of each month, the payment of such interest to the Holders will be made on a specified day (for example, the twenty-fifth day) of the month (or, in the case of quarterly pay Securities, the twenty-fifth day of every third month, or, in the case of semiannually pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

    The Loan Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Loan Rates are generally lower than the sum of the indices applicable at origination and the related Loan margins) the amount of interest accruing on the principal balance of such Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Loans may become deferred interest that will be added to the principal balance thereof and will bear interest at the applicable Loan Rate. The addition of any such deferred interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Loans and may adversely affect yield to Holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to Holders thereof depending upon the price at which such Securities were purchased.

                         CERTAIN LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. In the event that a particular Trust Fund contains Loans with a concentration in a particular state, and such state's laws vary materially from the general discussion below, the related Prospectus Supplement will elaborate on the relevant laws of such state. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

    General. The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this Section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

    Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of

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the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Junior Mortgages; Rights Of Senior Mortgages. The mortgage loans included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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
    The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that

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
such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

    Due-on-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Sponsory Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of "window period" loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

    Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

    Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the loan documents. Such equitable relief has included court-imposed requirements that the lender undertake affirmative and sometimes costly actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have considered whether federal or state constitutional requirements of "due process" require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

    Applicability of Usury Laws. Title V of the Sponsory Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

    General. Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such collateral must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as Home Improvements have not become fixtures subject to real property laws, a creditor can repossess Home Improvements securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of such a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The laws in most states also require that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency following repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract, if such transferor is the seller of the goods which gave rise to the transaction (and certain related lenders and assignees), to transfer such contract free of notice of claims by the debtor thereunder. The effect of the rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to offset remaining amounts due as a defense against a claim brought by the assignee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the Home Improvement Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V provides that, subject to certain conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. In the case of Home Improvement Contracts secured by Home Improvements which have not become fixtures, such conditions include, among other things, restrictions on prepayment fees, late charges and deferral fees and a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

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
INSTALLMENT CONTRACTS

    The Loans may also consist of installment contracts (each, an "Installment Contract"). Under an Installment Contract, the seller retains legal title to the property and enters into an agreement with the purchaser for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the purchaser of the contract is the seller obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the term of the Installment Contract, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the seller under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, a quiet title action is in order if the purchaser has filed the Installment Contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of a purchaser default during the early years of an Installment Contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default, the purchaser may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount, and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Sponsor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans had such interest shortfall not occurred.

                            THE SPONSOR AND SERVICER

    Accredited Home Lenders, Inc. ("Accredited"), is a California corporation engaged primarily in the origination and sale of nonconforming mortgage loans. Accredited commenced operations in 1990 as a retail mortgage broker, and now operates primarily as a wholesale mortgage banker, funding mortgage loans to borrowers who are direct clients of mortgage brokers or other mortgage lenders with which Accredited cultivates and maintains relationships. Accredited also purchases funded mortgage loans which have been originated by other lenders in accordance with Accredited's underwriting guidelines or which have been reunderwritten by Accredited to ensure conformance to Accredited's underwriting criteria. Accredited currently funds or purchases mortgage loans in over twenty different states.

    In 1996, Accredited began retaining the servicing rights to its mortgage loan production, but it currently subcontracts substantially all of its servicing obligations.


    Accredited's headquarters are located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (619) 676-2100.


    The related Holders will not have the right to direct the day-to-day operations of the Sponsor or of the Servicer with respect to the related Mortgage Assets. The Holders or, if specified in the related Prospectus Supplement, the related Credit Enhancer, will have the right to terminate the Servicer in connection with a Servicer default. See "The Pooling and Servicing Agreement--Events of Default; Rights Upon Events of Default".

                                USE OF PROCEEDS

    The Sponsor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
(iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any.

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
                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

    Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement will serve as special tax counsel with respect to each Series.

    The following discussion addresses securities of three general types: (i) securities ("Grantor Trust Securities") representing interests in a Trust Fund(a "Grantor Trust Fund") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (a "REMIC"); (ii) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the Loans. This Prospectus does not address the tax treatment of partnership interests. Such a discussion will be set forth in the related Prospectus Supplement for any Trust Fund issuing Securities characterized as partnership interests. The Prospectus Supplement for each Series of Securities will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if a REMIC election is to be made, will identify all "regular interests" and "residual interests" in the REMIC.

GRANTOR TRUST SECURITIES

    With respect to each series of Grantor Trust Securities, special tax counsel to the Sponsor will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Fund will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Loans constituting the related Grantor Trust Fund and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Security."

  SPECIAL TAX ATTRIBUTES

    Special tax counsel to the Sponsor will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligation[s] (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of Section 960G(a)(3)(A) of the Code.

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
  TAXATION OF HOLDERS OF GRANTOR TRUST SECURITIES

    Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Federal Income Tax Considerations-- Discount and Premium". Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expense only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

    Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under Section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "Federal Income Tax Considerations--Discount and Premium".

    Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a Class of Grantor Trust Strip Securities is issued as part of the same Series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Federal Income Tax Considerations--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the related Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

  SALES OF GRANTOR TRUST SECURITIES

    Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

  GRANTOR TRUST REPORTING

    The related Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the Loans and to interest thereon at the rate at which interest is payable on such Security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the related Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities

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to prepare their tax returns and will furnish comparable information to the
Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

    If provided in a related Prospectus Supplement, an election will be made to treat a Trust Fund as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Securities for which such an election is made, special tax counsel to the Sponsor will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Fund will be treated as a REMIC for federal income tax purposes. A Trust Fund for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each Class will constitute a regular interest (a "REMIC Regular Security") or a residual interest (a "REMIC Residual Security").

    A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Loans in a REMIC Trust will be taxable to the Holders of the Securities of that Series, as described below.

    Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

  SPECIAL TAX ATTRIBUTES

    REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of Section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those Sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. REMIC Regular Securities and REMIC Residual securities held by a financial institution to with Section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

  TAXATION OF HOLDERS OF REMIC REGULAR SECURITIES

    Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Closing Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities

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purchased at a discount or with premium, see "Federal Income Tax
Considerations--Discount and Premium," below.

  TAXATION OF HOLDERS OF REMIC RESIDUAL SECURITIES

    Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among all related Holders of REMIC Residual Securities (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Holder of a REMIC Residual Security by virtue of this paragraph will be treated as ordinary income or loss.

    The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any related Class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

    The Trustee will provide to Holders of REMIC Residual Securities of each Series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such Series that may be required under the Code.

    Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. First, a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in Section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis of the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the related Prospectus Supplement, see "Federal Income Tax Considerations--Discount and Premium--Original Issue Discount," below). The basis of a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the related Closing Date. If, however, a substantial amount of a Class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that Class as of the related Closing Date should be substituted for the issue price.

    Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Federal Income Tax Considerations--REMIC Securities--Taxes on a REMIC Trust--Prohibited Transactions") will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees (see, however, "--Pass-Through of Servicing and Guaranty fees to Individuals"). In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a

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REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in Section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

    A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Loan expressed as a percentage of the outstanding principal amount of that Loan, will remain constant over time.

    Basis Rules and Distributions. A Holder of a REMIC Residual security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

    A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

    Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the "excess inclusions" for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The "daily accruals" are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the related Closing Date, based on quarterly compounding and properly adjusted for the length of such quarter. For this purpose, the "adjusted issue price" of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the "issue price" of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The "issue price" of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Security was sold. The "federal long-term rate" is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

    For Holders of REMIC Residual Securities that are thrift institutions described in Section 593 of the Code, income from a REMIC Residual Security generally may be offset by losses from other activities. Under the REMIC Regulations, such an organization is treated as having applied its allowable deductions for the year first to offset income that is not an excess inclusion and then to offset

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that portion of its income that is an excess inclusion. For other Holders of
REMIC Residual Securities, any excess inclusions cannot be offset by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of Section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "Federal Income Tax Considerations--Foreign Investors" below.

    The REMIC Regulations provide that an organization to which Section 593 of the Code applies and which is the Holder of a REMIC Residual Security may not use its allowable deductions to offset any excess inclusions with respect to such Security if such Security does not have "significant value." For this purpose, a REMIC Residual Security has "significant value" under the REMIC Regulations if (i) its issue price is at least 2% of the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in that REMIC Trust and (ii) its "anticipated weighted average life" is at least 20% of the anticipated weighted average life of such REMIC Trust.

    In determining whether a REMIC Residual Security has significant value, the "anticipated weighted average life" of such Security is based in part on the Prepayment Assumption, except that all anticipated payments on such Security are taken into account, regardless to their designation as principal or interest. The anticipated weighted average life of a REMIC Trust is the weighted average of the anticipated weighted average lives of the Securities.

    The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have significant value. Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear whether the test for significant value that is contained in the REMIC Regulations and discussed in the two preceding paragraphs would be applicable. If no such rule is applicable, excess inclusions would be calculated as discussed above.

    In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

    Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

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  TAXES ON A REMIC TRUST

    Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with payments on qualified mortgages for temporary investment pending distributions on the regular and residual interests.

    Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the related Closing Date). Exceptions are provided for cash contributions to a REMIC (i) during the three-month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

    Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

  SALES OF REMIC SECURITIES

    General. Except as provided below, if a REMIC Regular or Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its "adjusted basis" in the Security. The "adjusted basis" of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distribution on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "Federal Income Tax Considerations--Discount and Premium". The adjusted basis of a REMIC Residual Security is determined as described above under "Federal Income Tax Considerations--REMIC Securities--Taxation of Holder of REMIC Residual Securities--Basis Rules and Distributions". Except as provided in the following paragraphs or under Section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code. Section 1221 of the Code provides that capital gain or loss can be recognized only if there has been a sale or exchange of a capital asset. Capital assets include all property except inventory and property held primarily for sale, depreciable property, receivables acquired in the ordinary course of business, and certain government obligations.

    Gains from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "Federal Income Tax Considerations--Discount and Premium".

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    If a Holder of a REMIC Residual Security sells such Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, to date such regulations have not been published.

    Transfer of REMIC Residual Securities. Section 860E(c) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a "disqualified organization" and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

    The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement will be described in the related Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability with respect to a transfer if (i) the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

    Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below under "Federal Income Tax Considerations--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Securities is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any excess inclusions at or after the time when such liability accrues. "Anticipated excess inclusions" are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a

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REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Federal Income Tax Considerations--Discount and Premium" and "Federal Income Tax Considerations--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions".

    The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

  REPORTING AND OTHER ADMINISTRATIVE MATTERS.

    For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. Unless otherwise specified in the related Prospectus Supplement, the related Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the related Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. Unless otherwise specified in the related Prospectus Supplement, the Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, will be agreeing that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

    Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to Section 6111 of the Code.

  TERMINATION

    In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last of the Mortgage Assets remaining in the Trust Fund. If a Holder's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

                                       67
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DEBT SECURITIES

  GENERAL

    With respect to each Series of Debt Securities, special tax counsel to the Sponsor will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement ) the Securities will be classified as debt of the Sponsor secured by the related Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Loans or the Trust Fund. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "Federal Income Tax Considerations--Discount and Premium," below.

  SPECIAL TAX ATTRIBUTES

    As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the related Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

  SALE OR EXCHANGE

    If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

    In general (except as described under "Federal Income Tax Considerations--Discount and Premium--Market Discount," below), except for certain financial institutions subject to Section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by a Holder who holds the Security as a capital asset (within the meaning of Section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

DISCOUNT AND PREMIUM

    A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in Section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and, (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

  ORIGINAL ISSUE DISCOUNT

    In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The "issue price" of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the related Closing Date. The stated redemption price at maturity of a Security that has a notional principal amount or

                                       68
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receives principal only, or that is or may be a Security with respect to which certain accrued interest is not distributed but added to the principal or notional amount, is equal to the sum of all distributions to be made under such Security. The "stated redemption price at maturity" of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date for the Security over the interest that accrues for the period from the related Closing Date to such first Distribution Date.

    Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 % of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the related Closing Date until the date on which each such distribution is expected to be made under the assumption that the Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption"), by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

    Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. In particular with respect to Grantor Trust Strip Securities, on June 12, 1996 the Treasury issued regulations concerning the tax treatment of debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Investors should be aware that while the Contingent Payment Regulations do not specifically address the taxation of Grantor Trust Strip Securities, the IRS may take the position that Grantor Trust Strip Securities should be taxed under the methods described in those regulations. In the absence of specific guidance, however, the Trustee will apply the rules of Section 1272(a)(2) to calculate accruals of original issue discount on the Grantor Trust Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each Series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the related Closing Date, (and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

    Section 1272(A)(6)(b)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each Series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Loans for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

    Each Holder of a Security must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the "daily portions" of original issue discount will be determined as described in the following paragraph.

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
    A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The related Trustee will supply, at the time and in the manner required by the IRS, to Holders of Securities, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a Distribution Date (or, in the case of the first such period, the related Closing Date) and ending on the day before the next Distribution Date. Under Section 1727(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity over (ii) the "adjusted issue price" of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the related Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, and assumption that the value of the index upon which such variable rate is based remains the same as its value on the related Closing Date over the entire life of such Security. The "adjusted issued price" of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

    In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history of Section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals, but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

    A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which its holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

  MARKET DISCOUNT

    A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent that such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining

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
accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

    Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

  SECURITIES PURCHASED AT A PREMIUM

    A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under Section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income of each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Federal Income Tax Considerations--Discount and Premium--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

    Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, Section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under Section 171(e)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

  SPECIAL ELECTION

    For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimus market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult it own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

    Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

  GRANTOR TRUST SECURITIES AND REMIC REGULAR SECURITIES

    Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of, a Holder that is not a "U.S. Person" generally will be exempt from United States federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate trust that is subject to United States federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to United States tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC Trust, or to a Holder that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

  REMIC RESIDUAL SECURITIES

    Amounts distributed to a Holder of a REMIC Residual Security that is not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a United States trade or business. Temporary Treasury regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from United States federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "Federal Income Tax Considerations--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions".

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
                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Loans and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    Under the regulation, a Plan will not be considered to have invested in an "equity interest" if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

    An exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Sponsor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Sponsor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust Fund.

    If an investing Plan's assets are considered to include the underlying assets of the Trust Fund, an exemption may be available. Various underwriters and placement agents have been granted individual exemptions by the DOL from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in, and the operation of, asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions (each such exemption is referred to hereafter as the "Exemption"). These securities may include the Certificates. The obligations that may be held in trust covered by the Exemption include obligations such as the Loans (but would not include, for example, Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        (i) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (ii) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

        (iii) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

        (iv) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        (v) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

        (vi) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust also must meet the following requirements:

        (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

        (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

        (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty (50) percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five
(5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Certificates does not exceed twenty-five
(25) percent of all of the Certificates outstanding after the acquisition; and
(iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the underwriters of the Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the regulation described above or the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for purposes of ERISA under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to purchase the Securities.

                                LEGAL INVESTMENT

    Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    The Securities offered hereby and by the related Prospectus Supplement will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of such Series and the net proceeds to the Sponsor from such sale.

    The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

        1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

        2. By placements by the Sponsor with institutional investors through dealers;

        3.  By direct placements by the Sponsor with institutional investors;
    and

        4.  By competitive bid.

    If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement will describe any such compensation paid by the Sponsor.

    It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such Series.

    Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities will be passed upon for the Sponsor by Dewey Ballantine, New York, New York.

                               GLOSSARY OF TERMS

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

    "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

    "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

    "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

    "Certificate" means the Asset-Backed Certificates.

    "Certificateholder" means a Holder of a Certificate.

    "Class" means a Class of Securities of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the IRS promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Loans.

    "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

    "Commission" means the Securities and Exchange Commission.

    "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the accrual termination date specified in the related Prospectus Supplement, and with respect to which no interest shall be payable until such accrual termination date, after which interest payments will be made on the Compound Value thereof.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

    "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

    "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

    "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

    "Condominium Unit" means an individual housing unit in a Condominium
Building.

    "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

    "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

    "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

    "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

    "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes.

    "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Loans.

    "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Loan pursuant to the terms thereof.

    "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

    "FNMA" means the Federal National Mortgage Association.

    "Holder" means the person or entity in whose name a Security is registered.

    "Home Improvements" means the home improvements financed by a Home Improvement Contract.

    "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby.

    "HUD" means the United States Department of Housing and Urban Development.

    "Index" means the index applicable to any adjustments in the Loan Rates of any adjustable-rate Loans.

    "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

    "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Property.

    "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

    "IRS" means the Internal Revenue Service.

    "Lifetime Rate Cap" means the lifetime limit, if any, on the Loan Rate during the life of each adjustable-rate Loan.

    "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

    "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

    "Loans" means Mortgage Loans and/or Home Improvement Contracts, collectively.

    "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

    "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of each Rating Agency.

    "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

    "Mortgage Loan" means a mortgage loan included in a Trust Fund, including a mortgage loan secured by a senior lien or junior lien on the related Mortgaged Property and a closed-end and/or revolving home equity loan or balance thereof secured by a Mortgaged Property.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

    "Mortgaged Property" means the real property securing a Mortgage Loan.

    "Mortgagor" means the obligor on a Mortgage Note.

    "Noteholder" means the Holder of a Note.

    "Notes" means the Asset-Backed Notes.

    "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

    "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

    "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pooling and Servicing Agreement" means collectively, any and all agreements relating to the establishment of the related Trust Fund, the servicing of the related Loans and the issuance of the related Securities.

    "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

    "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

    "Rating Agency" means a nationally recognized statistical rating organization which was requested by the Sponsor to rate the Securities upon the original issuance thereof.

    "REMIC" means a real estate mortgage investment conduit.

    "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

    "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

    "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Pooling and Servicing Agreement.

    "Retained Interest" means, with respect to a Loan, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

    "Scheduled Payment" means the scheduled payment of principal and interest required to be made by the Mortgagor on a Loan.

    "Securities" means the Notes or the Certificates.

    "Seller" means a seller of Loans to the Sponsor identified in the related Prospectus Supplement for a Series.

    "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

    "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Servicer" means Accredited Home Lenders, Inc.

    "Servicing Fee" means the periodic fee payable to the Servicer as compensation for servicing Loans.

    "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

    "Sponsor" means Accredited Home Lenders, Inc.

    "Subordinated Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

    "Treasury" or "Treasury Department" means the United States Department of the Treasury.

    "Trustee" means the trustee under the applicable Pooling and Servicing Agreement and its successors.

    "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee or, with respect to a Series of Notes, pledged to the Trustee as a security for such Notes, including, without limitation, the Loans (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Loans (net of Servicing Fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Pooling and Servicing Agreement for such Series.

    "UCC" means the Uniform Commercial Code.

    "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


SEC Filing Fee..............................................   $ 172,413.50
Trustee's Fees and Expenses*................................      25,000.00
Legal Fees and Expenses*....................................     150,000.00
Accounting Fees and Expenses*...............................      75,000.00
Printing and Engraving Expenses*............................     150,000.00
Blue Sky Qualification and Legal Investment Fees and
Expenses*...................................................      30,000.00
Rating Agency Fees*.........................................      60,000.00
Certificate Insurer's Fee*..................................      50,000.00
Miscellaneous*..............................................      20,000.00
                                                               ------------
  TOTAL.....................................................   $ 732,415.50
                                                               ------------
                                                               ------------


- ------------


* Estimated in accordance with Item 511 of Regulation S-K.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Each Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Each Pooling and Servicing Agreement will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such and related Securities.

    Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IV of the Registrant's Restated Articles of Incorporation (Exhibit 3.1 hereto) and Section 12 Article V of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code.

    The forms of the Underwriting Agreement, to be incorporated by reference as
Exhibit 1.1 and Exhibit 1.2 to this Registration Statement, provide that the registrant will indemnify and reimburse the underwriter(s) and each director, officer and controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse the registrant and each director, officer and controlling person of the registrant with respect to certain material misstatements or omission in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

ITEM 16. EXHIBITS.


1.1*     --Form of Underwriting Agreement.

3.1+     --Articles of Incorporation of the Registrant.

3.2+     --Bylaws of the Registrant.

4.1*     --Form of Pooling and Servicing Agreement among the Sponsor, the Servicer and the
           Trustee.

4.2*     --Form of Indenture.

4.3*     --Form of Trust Agreement.

4.4*     --Form of Surety Bond.

4.5*     --Form of Prospectus Supplement.

5.1*     --Opinion of Dewey Ballantine with respect to validity.

8.1*     --Opinion of Dewey Ballantine with respect to tax matters.

23.1     --Consents of Dewey Ballantine are included in its opinions filed as Exhibit 5.1 and 8.1 hereof.

24.1+    --Power of Attorney (included on the signature page to this Registration
           Statement).


- ------------


* Filed herewith.



+ Filed with Pre-Effective Amendment No. 1.


ITEM 17. UNDERTAKINGS.

  A. Undertaking in respect of indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  B. Undertaking pursuant to Rule 415.

    The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Act;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  C. Undertaking pursuant to Rule 430A.

    The registrant hereby undertakes:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 3 to Registration Statement No. 333-07219 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 22, 1996.


                                          ACCREDITED HOME LENDERS, INC.

                                          By: /s/ JAMES A.
                                              KONRATH
                                              ..................................

                                              James A. Konrath
                                             President

                                 EXHIBIT INDEX


                                                                               LOCATION OF EXHIBIT
EXHIBIT                                                                           IN SEQUENTIAL
NUMBER                         DESCRIPTION OF DOCUMENT                          NUMBERING SYSTEM
- ------   -------------------------------------------------------------------   -------------------
  1.1*   --Form of Underwriting Agreement.
  3.1+   --Articles of Incorporation of the Registrant.
  3.2+   --Bylaws of the Registrant.
  4.1*   --Form of Pooling and Servicing Agreement among the Sponsor, the
           Servicer and the Trustee.
  4.2*   --Form of Indenture.
  4.3*   --Form of Trust Agreement.
  4.4*   --Form of Surety Bond
  4.5*   --Form of Prospectus Supplement.
  5.1*   --Opinion of Dewey Ballantine with respect to validity.
  8.1*   --Opinion of Dewey Ballantine with respect to tax matters.
 23.1    --Consents of Dewey Ballantine are included in its opinions filed as Exhibit 5.1 and 8.1 hereof.
 24.1+   --Power of Attorney.


- ------------


* Filed herewith.


+ Filed with Pre-Effective Amendment No. 1.